ADDENDUM NO. 1 TO THAT ACQUISITION AGREEMENT
                                 BY AND BETWEEN
                         OASIS INFORMATION SYSTEMS, INC.
                                       AND
                             WEST HASTINGS PARTNERS

     This   Amendment  No.  1  to  that  Certain   Acquisition   Agreement  (the
Agreement) by and between Oasis Information Systems Inc. (Oasis") and West Hastings Partners (Hastings) dated June 5, 2002 is hereby amended this 5th day of June, 2002.

         The Agreement is modified as follows:


1. The parties acknowledge and agree that Antal Markus and Marilyn Markus are due salary of $15,000 each for services provided to Oasis during 2002. This salary has been satisfied through the issuance of 4,000,000 (pre-split) shares of Oasis stock contained in certificate 4183. As a condition to the Closing of the Agreement, the parties hereto agree that these 4,000,000 shares (pre-split) shall be registered on a Form S-8 Registration Statement, at the sole cost and expense of Hastings after its acquisition of Oasis, as soon as possible after the Closing of the Agreement. It is further the parties understanding that these 4,000,000 shares (pre-split) will be included in a Registration Statement on Form S-8 that the parties anticipate will be filed soon after Closing.

1. The parties hereto agree to take all necessary and appropriate actions required to ensure that these Shares are registered as soon as possible under Form S-8.

     1. To the extent that the terms of the Agreement and this Amendment are inconsistent, this Amendment shall control.

     1. The Agreement is incorporated herein by this reference and made a part of this Amendment.

Signed this 5th day of June, 2002.

                                     OASIS INFORMATION SYSTEMS INC.


                                    By:/s/Antal Markus
                                    Antal Markus, President

                                     WEST HASTINGS PARTNERS


                                    By:/s/Ed Gallagher
                                    Ed Gallagher